Exhibit 10.26

To: Pemer Shipping Ltd
       32 Karamanli Avenue
       166 05 Voula
       Greece

15 May 2008

Dear Sirs

Supplemental Letter

1	We refer to the loan agreement dated 7 March 2007 as amended by a supplemental letter dated 14 May 2008 (together the “Loan Agreement”) made between (1) Pemer Shipping Ltd as borrower (the “Borrower”) and (2) Bayerische Hypo- and Vereinsbank Aktiengesellschaft as lender (the “Bank”), pursuant to which the Bank agreed (inter alia) to make available (and has made available) to the Borrower a multicurrency loan of Thirty six million Dollars ($36,000,000) upon the terms and conditions contained therein.

2	Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires, have the same meaning where used in this Letter.

3	The Bank hereby confirms its consent to the entry by the Borrower and the Manager into a new management agreement in respect of the Ship, pursuant to the terms described in the letters and emails of 4 February 2008 and 4 March 2008 sent by or on behalf of the Borrower and addressed to the Bank. The Bank, the Borrower and the Manager hereby agree and acknowledge that references in the Manager’s Undertaking and the other Security Documents to the “Management Agreement” shall be deemed to be references to such new management agreement referred to above, in substitution of the Management Agreement currently referred to therein.

4	At the Borrower’s request, the Bank and the Borrower hereby agree that the Loan Agreement shall, with effect on and from the Effective Date (as defined below), be (and it is hereby) amended in accordance with the following provisions (and the Loan Agreement (as so amended) will continue to be binding upon each of the parties thereto upon such terms as so amended):

(a) By inserting the following new definition of “HoldCo” in the correct alphabetical order in clause 1.2;

““HoldCo” means Safe Bulkers, Inc. of the Marshall Islands and it includes its successors in title;”;

(b)	by deleting the definition of “Management Agreement” in clause 1.2 and by inserting in its place the following new definition of “Management Agreement”:

““Management Agreement” means, together, the agreement made or (as the context may require) to be made between HoldCo and the Manager and the agreement made, or (as the context may require) to be made between the Borrower and the Manager, providing (inter alia) for the Manager to manage the Ship, as amended and supplemented from time to time;”;

(c)	by deleting the definition of “Operating Account” in clause 1.2 and by inserting in its place the following new definition of “Operating Account”:

““Operating Account” means an interest bearing Dollar account of the Borrower opened by the Borrower with the Bank designated “Operating Account” and with account number 122181 USD 281120 and includes any other account designated in writing by the Bank to be an Operating Account for the purposes of this Agreement;”;

(d)	by deleting the definition of “Operating Account Pledge” in clause 1.2 and by inserting in its place the following new definition of “Operating Account Pledge”:

“Operating Account Pledge” means the pledge executed or (as the context may require) to be executed by the Borrower in favour of the Bank in respect of the Operating Account in such form as the Bank may in its absolute discretion require;”;

(f)	by deleting clause 11.1.27 in its entirety and by inserting in its place the following new clause 11.1.27:

“11.1.27 Ownership: at any time (a) the Borrower ceases to be a wholly-owned direct Subsidiary of HoldCo and/or (b) Mr Polys V. Hadjioannou and Mr Nicolaos V. Hadjioannou are or become the ultimate beneficial owners of less than 51% of the total issued share capital of HoldCo; or”; and

(g)	by deleting clause 15 in its entirety and by inserting in its place the following new clause 15:

	“15	Accounts

	15.1	General

The Borrower undertakes with the Bank that it will:

15.1.1	maintain with the Bank the Cash Collateral Account and the Operating Account; and

15.1.2	procure that all moneys payable to the Borrower in respect of the Earnings (as defined in the General Assignment) of the Ship shall, unless and until the Bank directs to the contrary pursuant to clause 2.1 of the General Assignment, be paid to the Operating Account Provided however that if any of the moneys paid to the Operating Account are payable in a currency other than Dollars, the Bank shall convert such moneys into Dollars at the Bank’s spot rate of exchange at the relevant time for the purchase of Dollars with such currency and the term “spot rate of exchange” shall include any premium and costs of exchange payable in connection with the purchase of Dollars with such currency.

15.2	Account terms

Amounts standing to the credit of the Accounts shall (unless otherwise agreed between the Bank and the Borrower) bear interest at the rates from time to time offered by the Bank to its customers for Dollar deposits in comparable amounts for comparable periods. Interest shall accrue on the Accounts from day to day and be calculated on the basis of actual days elapsed and a 360 day year and shall be credited to the Accounts at such times as the Bank and the Borrower shall agree.

15.3	Operating Account: withdrawals

Unless and until a Default shall occur and the Bank shall direct to the contrary, the Borrower shall be entitled to withdraw any moneys from the Operating Account at any time.

15.4	Application of accounts

At any time after the occurrence of an Event of Default, the Bank may, without notice to the Borrower, apply all moneys then standing to the credit of the Accounts (together with interest from time to time accruing or accrued thereon) in or towards satisfaction of any sums due to the Bank under the Security Documents in the manner specified in clause 14.1.

15.5	Charging of accounts

The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledges.”.

5	The Bank and the Borrower hereby agree that the agreement of the Bank contained in paragraph 3 above and the amendments to the Loan Agreement set out in paragraph 4 above shall become effective on the date (the “Effective Date”) when:

(a) the Borrower and the Manager have executed this Letter; and

(b) Safe Bulkers, Inc. has successfully completed the public offering of its shares and such shares have been accepted for trading on the New York Stock Exchange.

Provided that following the Effective Date the Borrower will:

(i) execute in favour of the Bank an account pledge over its bank account held with the Bank with account number 122181 USD 281102, in form and substance satisfactory to the Bank in its discretion; and

(ii) deliver to the Bank such documents and evidence of the type referred to in schedule 2 to the Agreement (including legal opinions) as required by the Bank in its discretion, in respect of this Letter, the documents referred to in paragraph (i) above and the transactions contemplated herein and therein.

6	The Bank and the Borrower shall promptly execute such further documentation and take all such other actions as may be reasonably required to reflect the Bank’s consent (evidenced by this Letter) to the various changes of ownership involved in the Reorganization and the Offering (as such capitalized terms are defined in the Borrower’s letter to the Bank of 4 February 2008), as well as any exchange of, and corporate actions in connection with the exchange of, bearer shares for registered shares (together, the “Consent”), but only to the extent that the parties have not already done all things reasonably necessary to effect the Consent.

7	Save as amended by this Letter, the provisions of the Loan Agreement shall continue in full force and effect and the Loan Agreement and this Letter shall be read and construed as one instrument.

8	Each of the other Security Documents and the obligations of the Security Parties thereunder shall remain and continue in full force and effect notwithstanding the amendments to the Loan Agreement contained in this Letter.

9	References to the “Agreement” or the “Loan Agreement” in any of the Security Documents shall henceforth be references to the Loan Agreement as amended by this Letter and as from time to time hereafter amended and shall also be deemed to include this Letter and the obligations of the Security Parties hereunder.

10	This Letter is governed by, and shall be construed in accordance with, the laws of England and any dispute hereunder shall be resolved in the same courts as provided for in clause 18.2 of the Loan Agreement.

Yours faithfully

EXECUTED as a DEED	)
by	)
and by	)
for and on behalf of	)
BAYERISCHE HYPO- UND VEREINSBANK ))
AKTIENGESELLSCHAFT	)
In the presence of:	)

Witness
Name:
Address:
Occupation:

We acknowledge receipt of this letter and agree in full to the terms and conditions set out above and the amendments of the Loan Agreement contained therein.

EXECUTED as a DEED	)
by	)
for and on behalf of	)
PEMER SHIPPING LTD	)	Attorney-in-fact
In the presence of:	)

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
SAFETY MANAGEMENT OVERSEAS S.A.	)	Attorney-in-fact
In the presence of:	)

Witness
Name:
Address:
Occupation: